Exhibit 99.2

CONSENT OF JANNEY MONTGOMERY SCOTT LLC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of CenterGroup Financial, Inc. (the “Company”) as an Annex to the Proxy Statement/Prospectus relating to the proposed merger of the Company with First Commonwealth Financial Corporation contained in the Amended Registration Statement on Form S-4, as filed with the Securities and Exchange Commission, and to references to such opinion and the quotation or summarization of such opinion in such Proxy Statement/Prospectus and Amended Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement/Prospectus and Amended Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Janney Montgomery Scott LLC

Janney Montgomery Scott LLC

Philadelphia, Pennsylvania

March 4, 2025